 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2017

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On November 8, 2017, Infinera Corporation (the “Company”) issued a press release announcing financial results for its third quarter ended September 30, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.
The press release furnished herewith as Exhibit 99.1 refers to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the press release.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On November 8, 2017, the Company announced a plan to restructure its worldwide operations in order to reduce its expenses and establish a more cost-efficient structure that better aligns its operations with its long-term strategies. The restructuring will impact every function in the Company. The restructuring will begin immediately and the Company expects a majority of the activities to be completed during the fourth quarter of 2017. As part of the restructuring, the Company expects to reduce its workforce by approximately 10%, with the majority of geographies and sites being affected.

The Company estimates it will incur total costs related to the restructuring plan to range from $21.0 million to $27.0 million. The major components of the restructuring costs will include severance and employee-related costs expected to be in the range of $10.0 million to $12.0 million, facilities-related charges expected to be in the range of $6.0 million to $8.0 million, and other charges primarily related to equipment write-downs expected to be in the range of $5.0 million to $7.0 million.

In addition, the Company is reviewing its entire product portfolio and may incur charges in future quarters for inventory write-down as that exercise is completed.

Once fully implemented, the Company anticipates annual savings from the restructuring to be approximately $40.0 million, compared to what the projected run-rate of expenses for fiscal 2018 would have been prior to the restructuring.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs and annual savings associated with the restructuring. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”), and the Company’s subsequent current and periodic reports filed with the SEC. Except as otherwise required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of November 8, 2017, the Board of Directors of the Company appointed David Heard as an executive officer of the Company. Mr. Heard will continue to serve as the Company’s Senior Vice President, GM Products and Solutions, but as part of the announced restructuring plan, Mr. Heard’s role will now expand to include oversight of systems engineering and business development. In this expanded role, Mr. Heard will be responsible for driving internal alignment between the Company’s engineering, product management and marketing teams, and ensuring efficiency in its overall development process.

Mr. Heard, 49, joined the Company in June 2017 to lead the Company’s Products and Solutions team. Prior to joining the Company, Mr. Heard served as a private consultant from 2015 to June 2017. From 2010 to 2015, Mr. Heard served as President of Network and Service Enablement at JDS Uniphase. From 2007 to 2010, Mr. Heard served as Chief Operating Officer at BigBand Networks (now part of Arris). From 2004 to 2006, Mr. Heard served as President and Chief Executive Officer at Somera (now part of Jabil). From 2003 to 2004, Mr. Heard served as President and General Manager Switching Division at Tekelec (now part of Oracle). From 1995 to 2003, Mr. Heard served in a number of leadership roles at Santera Systems Spatial Networks and at Lucent Technologies (both now part of Nokia). Mr. Heard holds a B.A. in Production and Operations Management from Ohio State University, an M.B.A. from the University of Dayton and an M.S. in Management from Stanford Graduate School of Business, where he was a Sloan Fellow. Mr. Heard currently serves as the Chairman of the Telecommunications Industry Association.

Mr. Heard receives an annual base salary of $500,000 and will be eligible for an annual cash incentive bonus payment of 75% of his base salary beginning in fiscal 2018. In addition, in June 2017, Mr. Heard was granted 150,000 restricted stock units and 50,000 performance stock units to be settled in shares of the Company’s common stock pursuant to the Company’s 2016 Equity Incentive Plan. The restricted stock units shall vest as to 1/4th of the underlying shares annually on each of July 5, 2018, 2019, 2020 and 2021, subject to Mr. Heard’s continued service to the Company. The performance stock units shall vest based on achievement of a specified level or levels of the Company’s total stockholder return (“TSR”), similar to the performance-based restricted stock unit awards made to the Company’s other executives in fiscal 2017 that are subject to achievement of TSR measured over three performance periods, as determined by the Compensation Committee, in its sole discretion.

There are no arrangements or understandings between Mr. Heard and any other persons pursuant to which Mr. Heard was appointed as Senior Vice President, GM Products and Solutions of the Company. There are no transactions in which Mr. Heard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Heard will enter into the Company's standard form change of control severance agreement and standard form indemnification agreement for executive officers.

As part of the restructuring discussed in Item 2.05 above, David F. Welch, Ph.D. will transition to the role of Chief Strategy and Technology Officer. The new position will allow Dr. Welch to focus on creating differentiated capabilities that will drive the Company’s strategy and to actively engage with customers to align the Company’s product roadmap and technology strategies.
Also as part of the restructuring, Thomas J. Fallon, the Company’s Chief Executive Officer, and Dr. Welch will each have their current annual base salary reduced. Mr. Fallon’s current base salary will be decreased from $650,000 to $520,000 and Dr. Welch’s current base salary will be decreased from $500,000 to $450,000.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: November 8, 2017	By:	/s/ BRAD D. FELLER
Brad D. Feller Chief Financial Officer